Exhibit 99.1

            Image Entertainment, Inc. Reports Results for
                Third Quarter Ended December 31, 2003

    CHATSWORTH, Calif.--(BUSINESS WIRE)--Feb. 12, 2004--Image Entertainment, Inc. (Nasdaq:DISK), a leading licensee and distributor of DVD programming in North America, today reported financial results for its fiscal third quarter and nine months ended December 31, 2003.
    Net revenues for the Company's third quarter ended December 31, 2003, were $22,791,000, down 10.0% from $25,317,000 for the quarter ended December 31, 2002. Net revenues from the Company's domestic wholesale distribution segment decreased 6.2% to $21,280,000, from $22,686,000. Competition for retail shelf space during the last two months of the quarter, coupled with increased customer returns and comparatively weak new releases and catalogue sales, contributed to the decline in comparative segment net sales. The Company also deferred release of several titles to its fiscal fourth quarter, further decreasing third quarter revenues. Net revenues from the Company's international wholesale distribution segment declined 42.6% to $1,511,000, from $2,631,000, due primarily to the method in which revenues are reported in connection with the transition from direct European distribution to a sublicense with BMG, as well as reduced revenues generated from the broadcast of Image exclusive titles.
    Gross profit margins for the December 2003 quarter were 24.2%, down from 28.2% for the December 2002 quarter, primarily due to increased charges to cost of sales from accelerated amortization of royalty advances. Additionally, increased market development funds provided to customers also contributed to a reduction in comparative gross margin. Loss from operations was $210,000 for the December 2003 quarter compared with earnings from operations of $2,031,000 for the December 2002 quarter. Selling, general and administrative, and production cost amortization totaled $5,724,000 for the December 2003 quarter up 11.8% from $5,118,000 for the December 2002 quarter. The Company incurred higher advertising and promotional expenses, higher insurance and legal costs, and higher personnel related costs in the areas of information technology, accounting and finance, including both consulting and contract labor, during the December 2003 quarter.
    Loss from continuing operations before income taxes was $388,000 for the December 2003 quarter, compared to earnings from continuing operations before income taxes of $1,702,000 for the December 2002 quarter. In light of the historical losses generated from discontinued operations and losses from continuing operations for the nine months ended December 31, 2003, the Company established a valuation allowance in accordance with Statement of Financial Accounting Standards No. 109 against 100% of net deferred tax assets, which are composed primarily of operating loss carryforwards, at December 31, 2003. Accordingly, the Company recorded an income tax expense equal to its previously recorded deferred tax assets of $7,504,000, during the three months ended December 31, 2003, of which $732,000 was allocated to discontinued operations.
    In future quarters, should the Company report earnings, the Company will be able to utilize these deferred tax assets, even though the Company has fully reserved them for book purposes, up through their expiration periods to reduce future income taxes payable. Any subsequent reductions of the valuation allowance will be reported as reductions of tax expense, assuming there is not an offsetting change in the deferred tax asset.
    Loss from continuing operations, including the tax expense to provide a valuation allowance for our net deferred tax assets, was $7,160,000, or $.39 per diluted share, for the three months ended December 31, 2003. Earnings from continuing operations, net of related tax expense, were $1,108,000, or $.06 per diluted share, for the three months ended December 31, 2002. Loss from discontinued operations, including the tax expense to provide a valuation allowance for our net deferred tax assets, was $1,141,000, or $.06 per diluted share, for the quarter ended December 31, 2003, as compared to a loss from discontinued operations, net of related tax benefit, of $304,000, or $.01 per diluted share, for the quarter ended December 31, 2002.
    Net revenues for the nine-month period ended December 31, 2003, were $58,271,000, down 10.3% from $64,936,000 for the nine months ended December 31, 2002. Gross profit margins for the first nine months of fiscal 2004 were 25.6% compared to 28.2% for the nine months ended December 31, 2002.
    Loss from continuing operations before income taxes was $1,844,000 for the nine months ended December 31, 2003, compared to earnings from continuing operations before income taxes of $1,305,000 for the nine months ended December 31, 2002. Loss from continuing operations, including the tax expense to provide a valuation allowance for our net deferred tax assets, was $8,088,000, or $.44 per diluted share for the nine months ended December 31, 2003. Earnings from continuing operations, net of related tax expense, were $829,000, or $.05 per diluted share, for the nine months ended December 31, 2002. Loss from discontinued operations was $2,441,000, or $.14 per diluted share, and comprises a loss from operations of the discontinued segment of $1,742,000 and a loss on sale of assets of $699,000 for the nine months ended December 31, 2003, as compared to a loss from operations of the discontinued segment, net of related tax benefit, of $965,000, or $.06 per diluted share, for the comparable 2002 period.
    Net loss for the nine months ended December 31, 2003, was $10,529,000, or $.58 per diluted share. Net loss before cumulative effect of an accounting change for the nine months ended December 31, 2002, was $136,000, or $.01 per diluted share. During the 2002 nine-month period, a cumulative effect of accounting change of $3,766,000, or $.23 per diluted share, net of income tax benefit of $2,231,000, was recorded resulting in a net loss of $3,902,000, or $.24 per diluted share.
    Martin W. Greenwald, Image's President and Chief Executive Officer, commented, "October was a very strong month, but November and December highlighted the challenges independents like Image face when competing for shelf space and retailer purchasing dollars during the high-visibility, major studio dominated holiday season. We remain confident in our ability to adapt to the marketplace and exploit our advantages as an agile company with an ability to think outside of the box. For example, we decided to reprice or bundle certain of our catalogue titles, as well as release certain titles we could have released in the third quarter during the less crowded post-December period instead, in an effort to attract greater retail purchasing dollars."
    Mr. Greenwald continued, "On a positive note, we are encouraged by the progress with respect to the sales efforts of our international sublicensee BMG as our catalogue becomes more widely disseminated overseas. We are similarly encouraged by the elimination of the last vestiges of our losses associated with DVDPlanet as we pay off its severance liabilities. Industry-wide, we are also excited by the increasing market penetration of the DVD format and the overall sales levels of our new release DVD titles.
    "Management continues to make strides in focusing on and advancing our core business in domestic DVD licensing and distribution. There are challenges facing this company, and challenges facing the industry, but we believe that our experienced management team is up to the task of navigating the waters ahead. We are particularly enthusiastic about what we anticipate will be a strong release schedule in the coming quarters," concluded Mr. Greenwald.

    About Image Entertainment, Inc.

    Image Entertainment, Inc. is a leading licensee and distributor of DVD programming in North America with more than 2,500 exclusive DVD titles in domestic release. The Company also has exclusive videocassette, broadcast, video on demand, audio, streaming video and download rights for many of its exclusive properties. The Company is headquartered in Chatsworth, California and has a domestic distribution facility in Las Vegas, Nevada. Image distributes internationally via sublicense agreements for available programming on DVD and videocassette as well as broadcast. For more information on Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements

    This press release may contain forward-looking statements under the Private Securities Litigation Reform Act of 1995, which are based on the Company's current expectations, forecasts and assumptions. In some cases, forward-looking statements may be identified by forward-looking words like "would," "intend," "hope," "will," "may," "should," "expect," "anticipate," "believe," "estimate," "predict," "continue" or similar words. Forward-looking statements involve risks and uncertainties, which could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate and other risks and uncertainties, including those enumerated and described in the Company's filings with the Securities and Exchange Commission, which filings are available on the SEC's website at www.sec.gov, including the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                 December 31, 2003 and March 31, 2003

                                ASSETS

(In thousands)                                 December 31,  March 31,
                                                   2003        2003
                                               ------------ ----------
Current assets:
   Cash                                             $1,733     $2,672
   Accounts receivable, net of allowances of
       $6,892 - December 31, 2003;
       $6,070 - March 31, 2003                      19,203     20,454
   Inventories                                      13,555     13,631
   Royalty and distribution fee advances             5,245      8,666
   Prepaid expenses and other assets                   974        719
   Deferred tax assets, net                             --      1,535
   Assets held for sale or abandoned                    --      2,944
                                               ------------ ----------
   Total current assets                             40,710     50,621
                                               ------------ ----------
Noncurrent inventories, principally production
 costs                                               2,217      2,755
Noncurrent royalty and distribution advances        14,476     10,118
Noncurrent deferred tax assets, net                     --      4,709
Property, equipment and improvements, net            5,491      5,972
Other assets                                            26        320
                                               ------------ ----------
                                                   $62,920    $74,495
                                               ============ ==========


                       IMAGE ENTERTAINMENT, INC.

                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                 December 31, 2003 and March 31, 2003

                 LIABILITIES AND SHAREHOLDERS' EQUITY


(In thousands, except share data)             December 31,   March 31,
                                                  2003         2003
                                              ------------ -----------
Current liabilities:
   Accounts payable                                $6,503      $8,934
   Accrued liabilities                              2,394       2,211
   Accrued royalties and distribution fees          9,621       7,740
   Accrued music publishing fees                    5,287       4,256
   Deferred revenue                                 3,851       3,837
   Revolving credit facility                       10,167      10,520
   Current portion of long-term debt                1,591       1,591
   Current portion of capital lease
    obligations                                       243         569
                                              ------------ -----------
   Total current liabilities                       39,657      39,658
                                              ------------ -----------
Long-term debt, less current portion                1,735       2,816
Capital lease obligations, less current
 portion                                              172         356
                                              ------------ -----------
Total liabilities                                  41,564      42,830
                                              ------------ -----------

Shareholders' equity:
   Preferred stock, $1 par value, 3,366,000
    shares authorized; none issued and
    outstanding                                        --          --
   Common stock, no par value, 30,000,000
    shares authorized; 18,265,000 and
    18,225,000 issued and outstanding at
    December 31, 2003, and March 31, 2003,
    respectively                                   33,136      32,916
   Additional paid-in capital                       3,774       3,774
   Accumulated deficit                            (15,554)     (5,025)
                                              ------------ -----------
Net shareholders' equity                           21,356      31,665
                                              ------------ -----------
                                                  $62,920     $74,495
                                              ============ ===========


                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

         For the Three Months Ended December 31, 2003 and 2002


(In thousands, except per share data)
                                           2003             2002
                                     ---------------  ---------------
NET REVENUES                         $22,791  100.0 % $25,317  100.0 %
OPERATING COSTS AND EXPENSES:
   Cost of sales                      17,277   75.8    18,168   71.8
   Selling expenses                    1,590    7.0     1,532    6.1
   General and administrative
    expenses                           3,151   13.8     2,527   10.0
   Amortization of production costs      983    4.3     1,059    4.2
                                     -------- ------  -------- ------
                                      23,001  100.9    23,286   92.0
                                     -------- ------  -------- ------
EARNINGS (LOSS) FROM OPERATIONS         (210)  (0.9)    2,031    8.0
OTHER EXPENSES (INCOME):
   Interest expense                      201    0.9       374    1.5
   Other                                 (23)  (0.1)      (45)  (0.2)
                                     -------- ------  -------- ------
                                         178    0.8       329    1.3
                                     -------- ------  -------- ------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES         (388)  (1.7)    1,702    6.7
INCOME TAX EXPENSE                    (6,772) (29.7)     (594)  (2.3)
                                     -------- ------  -------- ------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS                           (7,160) (31.4)    1,108    4.4
                                     -------- ------  -------- ------
DISCONTINUED OPERATIONS:
   Loss from operations of
    discontinued retail distribution
    segment (plus applicable income
    tax expense of $480 in 2003 and
    less tax benefit of $269 in 2002)   (889)  (3.9)     (304)  (1.2)
   Loss on sale of retail
    distribution segment, (plus
    applicable tax expense of
    $252,000)                           (252)  (1.1)       --
                                     -------- ------  -------- ------
LOSS FROM DISCONTINUED OPERATIONS     (1,141)  (5.0)     (304)  (1.2)
                                     -------- ------  -------- ------
NET EARNINGS (LOSS)                  $(8,301) (36.4)%    $804    3.2 %
                                     ======== ======  ======== ======
NET EARNINGS (LOSS) PER SHARE:
   Continuing operations - basic and
    diluted                            $(.39)            $.06
   Discontinued operations - basic
    and diluted                         (.06)            (.01)
                                     --------         --------
   Net earnings (loss) - basic and
    diluted                            $(.45)            $.05
                                     ========         ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                              18,262           17,655
                                     ========         ========
   Diluted                            18,262           17,737
                                     ========         ========



                       IMAGE ENTERTAINMENT, INC.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

         For the Nine Months Ended December 31, 2003 and 2002


(In thousands, except per share data)
                                           2003             2002
                                    ----------------  ---------------
NET REVENUES                         $58,271  100.0 % $64,936  100.0 %
OPERATING COSTS AND EXPENSES:
   Cost of sales                      43,355   74.4    46,602   71.8
   Selling expenses                    4,264    7.3     4,771    7.3
   General and administrative
    expenses                           9,137   15.7     7,582   11.7
   Amortization of production costs    2,968    5.1     3,187    4.9
                                    --------- ------  -------- ------
                                      59,724  102.5    62,142   95.7
                                    --------- ------  -------- ------
EARNINGS (LOSS) FROM OPERATIONS       (1,453)  (2.5)    2,794    4.3
OTHER EXPENSES (INCOME):
   Interest expense                      593    1.0     1,126    1.7
   Other                                (202)  (0.3)      363    0.6
                                    --------- ------  -------- ------
                                         391    0.7     1,489    2.3
                                    --------- ------  -------- ------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES       (1,844)  (3.2)    1,305    2.0
INCOME TAX EXPENSE                    (6,244) (10.7)     (476)  (0.7)
                                    --------- ------  -------- ------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS                           (8,088) (13.9)      829    1.3
                                    --------- ------  -------- ------
DISCONTINUED OPERATIONS:
   Loss from operations of
    discontinued retail distribution
    segment (less applicable income
    tax benefit of $557 in 2002)      (1,742)  (3.0)     (965)  (1.5)
   Loss on sale of retail
    distribution segment                (699)  (1.2)       --
                                    --------- ------  -------- ------
LOSS FROM DISCONTINUED OPERATIONS     (2,441)  (4.2)     (965)  (1.5)
                                    --------- ------  -------- ------
LOSS BEFORE CUMULATIVE EFFECT OF
 ACCOUNTING CHANGE                   (10,529) (18.1)     (136)  (0.2)
                                    --------- ------  -------- ------
CUMULATIVE EFFECT OF ACCOUNTING
 CHANGE, NET OF INCOME TAX BENEFIT
 OF $2,231                                --           (3,766)  (5.8)
                                    --------- ------  -------- ------
NET LOSS                            $(10,529) (18.1)% $(3,902)  (6.0)%
                                    ========= ======  ======== ======
NET EARNINGS (LOSS) PER SHARE:
   Continuing operations - basic and
    diluted                            $(.44)            $.05
   Discontinued operations - basic
    and diluted                         (.14)            (.06)
                                    ---------         --------
   Loss before cumulative effect of
    accounting change - basic and
    diluted                             (.58)            (.01)
   Cumulative effect of accounting
    change - basic and diluted            --             (.23)
                                    ---------         --------
   Net loss - basic and diluted        $(.58)           $(.24)
                                    =========         ========
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                              18,245           16,517
                                    =========         ========
   Diluted                            18,245           16,604
                                    =========         ========

    CONTACT: Image Entertainment, Inc.
             Jeff Framer, 818-407-9100, ext. 299
             jframer@image-entertainment.com